497 1 d497.htm SMITH BARNEY VARIOUS FUNDS
              SUPPLEMENT DATED JANUARY 21, 2005
                           TO THE
                        PROSPECTUSES
                           OF THE
                    FUNDS INDICATED BELOW

 The section of each of the Prospectuses for the Funds listed below entitled Management-Recent Developments is deleted and replaced with the following:

 In connection with an investigation previously disclosed by Citigroup, the Staff of the Securities and Exchange
Commission (SEC) has notified Citigroup Asset Management
(CAM), the Citigroup business unit that includes the funds' investment manager and other investment advisory companies;
Citicorp Trust Bank (CTB), an affiliate of CAM; Thomas W.
Jones, the former CEO of CAM; and three other individuals, one of whom is an employee and two of whom are former employees of CAM, that the SEC Staff is considering recommending a civil injunctive action and/or an administrative proceeding against each of them relating to the creation and operation of an internal transfer agent unit to serve various CAM-managed funds.

 In 1999, CTB entered the transfer agent business. CTB hired an unaffiliated subcontractor to perform some of the transfer agent services. The subcontractor, in exchange, had signed a separate agreement with CAM in 1998 that guaranteed investment management revenue to CAM and investment banking revenue to a CAM affiliate. The subcontractor's business was later taken over by PFPC Inc., and at that time the revenue guarantee was eliminated and a one-time payment was made by the subcontractor to a CAM affiliate.

 CAM did not disclose the revenue guarantee when the boards of various CAM-managed funds hired CTB as transfer agent. Nor did CAM disclose to the boards of the various CAM-managed funds the one-time payment received by the CAM affiliate when it was made. As previously disclosed, CAM has already paid the applicable funds, primarily through fee waivers, a total of approximately $17 million (plus interest) that is the amount of the revenue received by Citigroup relating to the revenue guarantee.

 In addition, the SEC Staff has indicated that it is considering recommending action based on the adequacy of the disclosures made to the fund boards that approved the transfer agency arrangement, CAM's initiation and operation of, and compensation for, the transfer agent business and CAM's retention of, and agreements with, the subcontractor.

 Citigroup is cooperating fully in the SEC's investigation and is seeking to resolve the matter in discussions with the SEC staff. On January 20, 2005, Citigroup stated that it had established an aggregate reserve of $196 million ($25 million in the third quarter of 2004 and $171 million in the fourth quarter of 2004) related to its discussions with the SEC Staff. Settlement negotiations are on going and any settlement of this matter with the SEC will require approval by the Citigroup Board and acceptance by the Commission.

 Unless and until any settlement is consummated, there can be no assurance that any amount reserved by Citigroup will be distributed. Nor is there at this time any certainty as to how the proceeds of any settlement would be distributed, to whom any such distribution would be made, the methodology by which such distribution would be allocated, and when such distribution would be made.

 Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the funds.


CITIFUNDS TRUST I

    SMITH BARNEY EMERGING MARKETS EQUITY       January 4, 2005
FUND

CITIFUNDS TRUST III

    CITI CONNECTICUT TAX FREE RESERVES SMITH   December 31,
BARNEY CONNECTICUT MONEY MARKET PORTFOLIO     2004
Class A and Y Shares

SB ADJUSTABLE RATE INCOME FUND                 September 28, 2
                                             004
Smith Barney Shares


SMITH BARNEY AGGRESSIVE GROWTH                 December 29, 20
FUND INC.                                     04

SMITH BARNEY ALLOCATION SERIES INC.            May 28, 2004

BALANCED PORTFOLIO

CONSERVATIVE PORTFOLIO

GROWTH PORTFOLIO

HIGH GROWTH PORTFOLIO

INCOME PORTFOLIO


SMITH BARNEY APPRECIATION FUND INC.            April 29, 2004


SMITH BARNEY ARIZONA MUNICIPALS                September 28,
FUND INC.                                     2004

SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.   June 28, 2004


SMITH BARNEY EQUITY FUNDS                      May 28, 2004

SMITH BARNEY SOCIAL AWARENESS FUND


SMITH BARNEY FUNDAMENTAL VALUE                 January 28, 200
FUND INC.                                     4

SMITH BARNEY FUNDS, INC.

SMITH BARNEY LARGE CAP VALUE FUND              April 29, 2004

SMITH BARNEY SHORT-TERM INVESTMENT GRADE       April 29, 2004
BOND FUND
U.S. GOVERNMENT SECURITIES FUND                April 29, 2004


SMITH BARNEY INCOME FUNDS

SMITH BARNEY DIVIDEND AND INCOME FUND          November 26, 20
                                             04
SB CONVERTIBLE FUND                            November 26,
                                             2004
Smith Barney Shares

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME      November 26,
FUND                                          2004
SMITH BARNEY EXCHANGE RESERVE FUND             November 26,
                                             2004
SMITH BARNEY HIGH INCOME FUND                  November 26,
                                             2004
SMITH BARNEY MUNICIPAL HIGH INCOME FUND        November 26,
                                             2004

SB CAPITAL AND INCOME FUND                     April 29, 2004

Smith Barney Shares

SMITH BARNEY TOTAL RETURN BOND FUND            November 26,
                                             2004

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT     September 28, 2
FUND INC.                                     004
CASH PORTFOLIO

GOVERNMENT PORTFOLIO

MUNICIPAL PORTFOLIO


SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND        April 29, 2004

SMITH BARNEY GROUP SPECTRUM FUND               January 28,
                                             2004
SMITH BARNEY HANSBERGER GLOBAL VALUE FUND      August 28, 2004

SMITH BARNEY INVESTMENT GRADE BOND FUND        April 29, 2004

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL   August 28, 2004
CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 2, 2004,
BALANCED ALL CAP GROWTH AND VALUE FUND        as revised
                                            August 28, 2004
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 28, 2004
GLOBAL ALL CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 28, 2004
LARGE CAP GROWTH AND VALUE FUND
SMITH BARNEY SMALL CAP VALUE FUND              January 28,
                                             2004
SMITH BARNEY SMALL CAP GROWTH FUND             January 28,
                                             2004

SMITH BARNEY INVESTMENT SERIES

SB GROWTH AND INCOME FUND                      February 27,
                                             2004
Smith Barney Shares

SMITH BARNEY INTERNATIONAL FUND                February 27,
                                             2004

SMITH BARNEY DIVIDEND STRATEGY FUND            November 1,
                                             2004

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY INTERMEDIATE MATURITY             March 29, 2004
CALIFORNIA MUNICIPALS FUND
SMITH BARNEY INTERMEDIATE MATURITY NEW YORK    March 29, 2004
MUNICIPALS FUND
SMITH BARNEY LARGE CAPITALIZATION GROWTH       March 29, 2004
FUND
SMITH BARNEY S&P 500 INDEX FUND                April 29, 2004

Smith Barney Shares

Citi Shares

SMITH BARNEY MID CAP CORE FUND                 March 29, 2004

SMITH BARNEY CLASSIC VALUES FUND               March 29, 2004


SMITH BARNEY MANAGED GOVERNMENTS FUND INC.     November 26, 20
                                             04
SMITH BARNEY MANAGED MUNICIPALS FUND INC.      June 28, 2004

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND     March 29, 2004

SMITH BARNEY MONEY FUNDS, INC.                 April 29, 2004

CASH PORTFOLIO

GOVERNMENT PORTFOLIO


SMITH BARNEY MUNI FUNDS

CALIFORNIA MONEY MARKET PORTFOLIO              July 29, 2004

FLORIDA PORTFOLIO                              July 29, 2004

GEORGIA PORTFOLIO                              July 29, 2004

LIMITED TERM PORTFOLIO                         July 29, 2004

MASSACHUSETTS MONEY MARKET PORTFOLIO           July 29, 2004

NATIONAL PORTFOLIO                             July 29, 2004

NEW YORK MONEY MARKET PORTFOLIO                July 29, 2004

NEW YORK PORTFOLIO                             July 29, 2004

PENNSYLVANIA PORTFOLIO                         July 29, 2004

SMITH BARNEY MUNICIPAL MONEY MARKET FUND,      July 29, 2004
INC.

SMITH BARNEY NEW JERSEY MUNICIPALS FUND,       July 29, 2004
INC.

SMITH BARNEY OREGON MUNICIPALS FUND            August 27, 2004


SMITH BARNEY PRINCIPAL RETURN FUND

SECURITY AND GROWTH FUND                       March 29, 2004


SMITH BARNEY SECTOR SERIES FUND INC.           February 27, 20
                                             04
SMITH BARNEY FINANCIAL SERVICES FUND

SMITH BARNEY HEALTH SCIENCES FUND

SMITH BARNEY TECHNOLOGY FUND


SMITH BARNEY SMALL CAP CORE FUND, INC.         April 29, 2004


SMITH BARNEY TRUST II

SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH      February 28,
FUND                                          2004
SMITH BARNEY INTERNATIONAL LARGE CAP FUND      April 29, 2004

SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES    February 28,
FUND                                          2004
SMITH BARNEY CAPITAL PRESERVATION FUND         February 28, 20
                                             04
SMITH BARNEY CAPITAL PRESERVATION FUND II      February 28,
                                             2004
SMITH BARNEY SHORT DURATION MUNICIPAL INCOME   February 28, 20
FUND                                          04

SMITH BARNEY WORLD FUNDS, INC.

SMITH BARNEY INFLATION MANAGEMENT FUND         October 1, 2004

INTERNATIONAL ALL CAP GROWTH PORTFOLIO         February 27, 20
                                             04

FD